UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15 (d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) May 4, 2010
Gardner Denver, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-13215	76-0419383

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1800 Gardner Expressway Quincy, Illinois	62305

(Address of principal executive offices)	(Zip Code)
(217) 222-5400

(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) Compensatory Arrangements of Certain Officers.
     The Board of Directors (the “Board”) of Gardner Denver, Inc. (the “Company”) previously approved, upon the recommendation of the Compensation Committee of the Board (the “Compensation Committee”) and subject to approval by the Company’s stockholders, a new executive annual bonus plan (the “Executive Annual Bonus Plan”), effective January 1, 2011. As described below under Item 5.07 of this Current Report on Form 8-K, at the Company’s 2010 Annual Meeting of Stockholders held on May 4, 2010 (the “2010 Annual Meeting”), the Company’s stockholders approved the Executive Annual Bonus Plan.
     Participation in the Executive Annual Bonus Plan is limited to the Company’s senior executive officers, which includes the Company’s Chairman, Chief Executive Officer, President, any Executive Vice President, any Senior Vice President, any senior officer reporting directly to the Chief Executive Officer and any other Vice President or senior executive or officer designated by the Chief Executive Officer. Awards under the Executive Annual Bonus Plan will be paid in cash pursuant to the achievement of one or more of the performance goals set forth in the Executive Annual Bonus Plan. The performance goals will include a threshold level of performance below which no award will be payable and a maximum award opportunity for each participant.
     The forgoing description of the Executive Annual Bonus Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the Executive Annual Bonus Plan, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.
     At the 2010 Annual Meeting, Proposals 1, 2 and 3 were approved by the Company’s stockholders and stockholder Proposal 4 was not approved by the Company’s stockholders. The proposals are described in detail in the proxy statement filed by the Company with the Securities Exchange Commission on March 17, 2010. At the 2010 Annual Meeting, the holders of 48,538,351 shares of the Company’s common stock, which represents approximately 92.49 percent of the shares of the Company’s common stock outstanding and entitled to vote as of the record date of March 5, 2010, were represented in person or by proxy. The voting results of the 2010 Annual Meeting are set forth below.
Proposal 1 — Election of Directors — The Company’s stockholders elected Frank J. Hansen, Diane K. Schumacher and Charles L. Szews to serve as directors of the Company for a three-year term expiring in 2013. The voting results for each of these individuals were as follows:

Director	Votes For	Votes Withheld	Broker Non-Votes
Frank J. Hansen	45,917,130	866,205	1,755,016
Diane K. Schumacher	46,392,300	391,035	1,755,016
Charles L. Szews	46,496,669	286,666	1,755,016
Proposal 2 — Ratification of the Company’s Independent Registered Public Accounting Firm — The Company’s stockholders ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the 2010 fiscal year. The voting results were 47,097,971 shares “FOR,” 1,420,300 shares “AGAINST,” and 20,080 abstentions.

Proposal 3 — Approval of the Company’s Executive Annual Bonus Plan — The Company’s stockholders approved the Company’s Executive Annual Bonus Plan. The voting results were 46,695,873 shares “FOR,” 1,726,783 shares “AGAINST,” and 115,695 abstentions.
Proposal 4 — Stockholder Proposal — The Company’s stockholders did not approve the stockholder proposal requesting that the Company amend its written equal employment opportunity policy to explicitly prohibit discrimination based on sexual orientation and gender identity and substantially implement the policy. The voting results were 21,438,679 shares “FOR,” 22,211,518 shares “AGAINST,” 3,133,138 abstentions, and 1,755,016 broker non-votes.

Item 7.01	Regulation FD Disclosure.
     On May 4, 2010, the Company issued a press release (the “Press Release”) announcing that the Board declared a quarterly cash dividend of $0.05 per share, payable on June 4, 2010, to stockholders of record as of May 18, 2010. A copy of the Press Release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
     From time to time, senior management of the Company meets with current and potential investors and business analysts. The Company intends to use the presentation attached to this Current Report on Form 8-K at these meetings over the next several months. A copy of the presentation is furnished as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated into this Item 7.01 by reference. The presentation is also available on the “Investors” section of the Company’s website at www.gardnerdenver.com, although the Company reserves the right to discontinue its availability at any time.
     The information furnished in this Current Report on Form 8-K, including Exhibit 99.1 and Exhibit 99.2, shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, unless the Company specifically states that the information is to be considered “filed” under the Exchange Act or incorporates it by reference into a filing under the Exchange Act or the Securities Act of 1933, as amended.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits

10.1
Gardner Denver, Inc. Executive Annual Bonus Plan (filed as Appendix A to Gardner Denver’s proxy statement on Schedule 14A relating to the 2010 Annual Meeting, filed on March 17, 2010, and incorporated herein by reference)

99.1	Gardner Denver Press Release dated May 4, 2010
99.2	Gardner Denver Presentation dated May 2010

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GARDNER DENVER, INC.
Date: May 7, 2010	By:	/s/ Brent A. Walters
Brent A. Walters
Vice President, General Counsel, Chief Compliance Officer & Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1
Gardner Denver, Inc. Executive Annual Bonus Plan (filed as Appendix A to Gardner Denver’s proxy statement on Schedule 14A relating to the 2010 Annual Meeting, filed on March 17, 2010, and incorporated herein by reference)

99.1	Gardner Denver Press Release dated May 4, 2010
99.2	Gardner Denver Presentation dated May 2010